Exhibit 99

Marine Products Corporation Announces

Third Quarter 2020 Share Repurchases

ATLANTA, October 1, 2020 - Marine Products Corporation (NYSE: MPX) announced today that during the third quarter of 2020 it purchased 97,940 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) is a leading manufacturer of fiberglass boats under three brand names: Chaparral, Robalo and Vortex. Chaparral’s sterndrive models include SSi and SSX, along with the Chaparral Surf Series. Chaparral’s outboard offerings include various models, such as OSX Luxury Sportboats, the 257 SSX, and SunCoast Sportdecks. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. Chaparral also offers jet powered boats under the Vortex brand name. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President Corporate Services

(404) 321-2162

jlanders@marineproductscorp.com